                                                           EXHIBIT 10.20


                                   RESTATED
                         CREDIT AND SECURITY AGREEMENT
                         -----------------------------


     THIS RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT dated effective as of the ______ day of September, 1995, is entered into by EDUCATIONAL DEVELOPMENT CORPORATION, a Delaware corporation whose address is 10302 East 55th Place, Tulsa, Oklahoma 74146, (the "Company"), and STATE BANK & TRUST, N.A., whose address is 4500 South Garnett Avenue, Tulsa, Oklahoma 74146 (the "Bank").

     WITNESSETH:

     WHEREAS, the Bank (initially its assignor and predecessor in interest) and the Company entered into a Credit and Security Agreement dated as of January 18, 1990, as amended, extended and modified from time to time, including most recently the Eighth Amendment to Credit and Security Agreement dated as of July 27, 1995 pursuant to which the revolving line of credit extended by the Bank to the Company was in the maximum principal amount of $3,750,000 until October 26, 1995 (collectively the "Existing Credit Agreement") and thereafter reduced to $2,000,000 until the stated maturity date of June 30, 1996; and

     WHEREAS, the Company has applied to the Bank to increase and modify its existing revolving line of credit to the maximum principal amount outstanding at any one time not in excess of SIX MILLION DOLLARS ($6,000,000), the proceeds of which are to be used for the Company's general corporate and working capital purposes; and the Bank is willing to extend such revolving line of credit to the Company subject to the terms, limitations and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Bank agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     The terms defined in this Article I (except as otherwise expressly provided in this Agreement) for all purposes shall have the following meanings:

     1.1 "Business Day" shall mean a day other than a Saturday, Sunday or a day upon which national banks in the State of Oklahoma are closed to business generally.

     1.2  "Closing Date" shall mean the effective date of this Agreement.

     1.3  "Event of Default" shall mean any of the events specified in Section
8.1 of this Agreement; any "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

     1.4 "GAAP" shall mean generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as the Bank may approve, which are applicable in the circumstances as to the date in question, and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in the preceding period except as stated in the financial statements or notes thereto. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

     1.5 "Indebtedness" shall mean and include any and all: (i) indebtedness, obligations and liabilities of Company to the Bank pursuant to the terms of this Agreement, including the obligations of the Company as evidenced by the Note and all lawful interest and other charges and all court costs, reasonable attorneys' fees and other collection costs or charges incurred with respect thereto and any and all future revolving credit loan advances made hereunder, including that certain letter of credit issued (and renewed from time to time) by the Bank on behalf of the Company to Usborne, as beneficiary; (ii) costs and expenses paid or incurred by the Bank in enforcing or attempting to enforce collection of any Indebtedness and in preserving, enforcing or realizing upon or attempting to preserve, enforce or realize upon any collateral or security for any Indebtedness, including interest on all sums so expended by the Bank from the date of such expenditure at an annual rate equal to the applicable Default Rate as defined in Section 8.2 hereof; and (iii) sums expended by the Bank in curing any Event of Default or Default of Company under the terms of this Agreement or any other security agreement or other writing evidencing or securing the payment of the Note together with interest on the amount of each such expenditure from the respective dates thereof at an annual rate equal to the Default Rate.

     1.6 "Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, and foreign country, any territory or possession, or any Tribunal.

     1.7 "Lien" shall mean any mortgage, pledge, security interest, purchase money security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

     1.8 "Loan Documents" shall mean this Agreement, the Note, the Security Agreement and all other documents, instruments and certificates to be executed by or on behalf of the Company pursuant to the terms of this Agreement.

     1.9 "Loans" shall mean the Revolving Credit Loans made from time to time by the Bank pursuant to Section 2.1 of this Agreement.

     1.10 "Material Adverse Effect" shall mean any set of circumstances or events which (i) prevents, will prevent, or may reasonably be expected to prevent the Company from performing its obligations (including, without limitation, payment obligations hereunder) under the Loan Documents or (ii) will or may reasonably be expected to cause a Default or an Event of Default.

     1.11 "Net Capital Expenditures" shall mean the gross amount of all expenditures made and obligations incurred by Company and its Subsidiaries, if any, for the purchase or acquisition of capital assets (i.e., equipment, land, buildings and other "property used in the trade or business" of Company and its Subsidiaries as defined in Section 1231(b) of the Internal Revenue Code of 1986, as amended) less "allowable recoveries" and excluding capitalized labor costs. Allowable recoveries shall mean credit received by Company and its Subsidiaries against the purchase price of capital assets or cash payments or equivalent value received for capital assets which are being replaced, essentially in each case as part of the transaction in which the acquisition of the capital asset occurs and which are received by the Company within 120 days from the date on which the expenditure is made or obligations incurred for the acquisition of the related capital asset.

     1.12 "Note" shall mean the promissory note described and defined in
Section 2.2 of this Agreement as the Revolving Credit Note, together with each and every extension, renewal, modification, substitution, replacement and change in form thereof which may be from time to time and for any term or terms effected.

     1.13 "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

     1.14 "Prime Rate" shall mean the annual rate of interest published in the Money Rates Column of the Southwest Edition of the Wall Street Journal from time to time as the prime rate.

     1.15 "Subsidiaries" shall include any corporation in which the Company owns or controls (directly or indirectly) in the aggregate fifty percent (50%) or more of the outstanding capital stock.

     1.16 "Taxes" shall mean all taxes, assessments, fees or other charges or levies from time to time or at any time imposed by any laws or by any Tribunal.

     1.17 "Tribunal" shall mean any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

                                   ARTICLE II
                                   ----------

                            TERMS AND CONDITIONS OF
                            -----------------------
                             REVOLVING CREDIT LOANS
                             ----------------------

     2.1 Revolving Credit Loans. The Bank agrees, upon the terms and subject to the conditions hereinafter set forth, to make loans ("Revolving Credit Loans") to the Company from the Closing Date until June 30, 1996, in such amounts as may from time to time be requested by the Company so long as the aggregate principal amount of all Revolving Credit Loans outstanding and unpaid at any time does not exceed the lesser of the Borrowing Base (hereinafter defined) or $6,000,000.

     2.2 Revolving Credit Note. On the Closing Date the Company shall execute and deliver to the order of the Bank its Revolving Credit Note, the form of which is annexed hereto as Exhibit A and made a part hereof, in the original principal amount of $6,000,000, dated as of the Closing Date, and bearing interest (from and including September 1, 1995) payable monthly on the last day of each calendar month commencing September 30, 1995, on unpaid balances of principal from time to time outstanding at a variable annual rate equal from day to day to the Prime Rate plus one-half of one percentage point (0.5%) (the "Revolving Credit Note").

     2.3 Revolving Credit - Advances, Payments. Each Revolving Credit Loan requested by the Company from the Bank shall be made on the form of Loan Request, Certification and Confirmatory Security Agreement annexed hereto as Exhibit B (the "Loan Request"). The Company may submit such a loan request from time to time to the Bank on any Business Day but not more frequently than once per calendar week. Such loan request shall establish the Company's Borrowing Base as of the date on which it is submitted to the Bank. The Company may however, submit a Loan Request on any Business Day, provided that such Loan Request shall not cause the aggregate principal amount of all Revolving Credit Loans outstanding and unpaid to exceed the Borrowing Base as established by the Loan Request and as supported by the most recent Monthly Reports submitted by the Company to the Bank in compliance with the provisions of Section 4.5 below.

     Each such Loan Request shall constitute the Company's continuing representation to the Bank that the Company is in compliance with all of the Borrowing Base provisions of Sections 2.4 hereof. Each such Loan Request shall be presented at the offices of the Bank, and, subject to strict compliance with the provisions of Sections 2.3, 2.4, 2.8 and 4.5 hereof, each such loan requested by the Company from the Bank shall be advanced by the Bank not later than the second (2nd) Business Day immediately following the Bank's actual receipt of such request. All advances made by the Bank shall be deposited to account #502-71-56 of the Company with the Bank. The Company may from time to time make prepayments of principal without premium or penalty, provided that interest on the amount prepaid, accrued to the prepayment date, shall be paid on such prepayment date. The Company may reborrow subject to the limitations and conditions for Revolving Credit Loans contained herein. On or before the fifth
(5th) day of each month Bank shall mail, telecopy or hand deliver invoices evidencing Company's interest obligation for the immediately preceding calendar month at the address set forth above by first class mail (or by telecopy #918-663-4509). Such invoice shall be deemed received by Company (unless sent by telecopy) upon the earlier of actual receipt thereof or two (2) Business Days after deposit in the United States mail by Bank.

     All Revolving Credit Loans made by the Bank and all payments or prepayments of principal and interest thereon made by the Company shall be recorded by the Bank in its records, and such records shall be presumptive evidence as to the respective amount owing on the Note. Any payments or prepayments on the Revolving Credit Note received by the Bank after 2:00 o'clock P.M. (applicable current time in Tulsa, Oklahoma) shall be deemed to have been made on the next succeeding Business Day. All outstanding principal of and accrued interest on the Notes not previously paid hereunder shall be due and payable at final maturity on June 30, 1996.

     2.4 Borrowing Base. The Company will not request or accept the proceeds of any Revolving Credit Loan or advance hereunder at any time when the amount thereof, together with the unpaid amount of all other Revolving Credit Loans then outstanding shall exceed the "Borrowing Base." As used herein the term "Borrowing Base" shall mean an amount equal to the lesser of (i) the sum of (a) sixty-five percent (65%) of the uncollected amount of Eligible Accounts (as hereinafter defined) at book value held by and due and owing to Company as shown by the books and records thereof plus (b) thirty-five percent (35%) of the amount of Eligible Inventories of the Company, the respective amounts of which Eligible Accounts and Eligible Inventories will be determined as of a date not more than ten (10) days prior to the date on which the amount of the Borrowing Base is determined, or (ii) the lesser of $6,000,000 or the maximum principal amount of Revolving Credit Loans to which Usborne, as herein defined, has subordinated pursuant to the Subordination Agreement referenced herein.

     2.5 Variance from Borrowing Base. Any Revolving Credit Loan shall be conclusively presumed to have been made to the Company by the Bank under the terms and provisions hereof and shall be secured by all of the collateral and security described or referred to herein, whether or not such loan conforms in all respects to the terms and provisions hereof. It is contemplated that the Bank may from time to time (for the convenience of the Company or for other reasons) make loan advances which would cause the total amount of Revolving Credit Loans to exceed the amount of the Borrowing Base or permit the inclusion of ineligible accounts or ineligible inventory in the determination of the Borrowing Base. No such variance, change or departure shall prevent any such loan or loans from being secured by the collateral and security herein created or intended to be created. The Borrowing Base is established for administrative purposes and shall not in any manner limit the extent or scope of the collateral and security herein granted to Eligible Accounts, Eligible Inventory or to the Indebtedness within the amount of the Borrowing Base.

     2.6 Eligible Account. For the purposes of this Agreement, an "Eligible Account" shall mean an Account (as defined in Article 9 of the Oklahoma Uniform Commercial Code) which meets the following standards until the same is collected in full:

          (a) The Account is owned by and payable to Company and represents a sum of money (exclusive of interest, late charges or carrying charges) unconditionally due and owing to Company from an account debtor ("Account Debtor") thereof for services rendered or goods sold or leased by Company to such Account Debtor in the ordinary course of business and which services or goods have been accepted by the Account Debtor and do not remain unpaid for a period in excess of ninety (90) days beyond the earlier of the invoice date or the first due date of such Account and if the aggregate accounts of any one Account Debtor constitute more than fifteen percent (15%) of the total accounts of the Company at any one time, the amount of all such accounts thereof in excess of fifteen percent (15%) shall be deemed automatically ineligible for Borrowing Base purposes except only for those pre-approved account debtors specifically listed on Schedule I annexed hereto (the "Approved Debtors");

          (b) The Account is not a contra account and is not otherwise subject to any dispute, set-off, recoupment, counterclaim or other claim which would reduce the amount to be paid by the Account Debtor to Company and the Account Debtor has not received or requested permission to pay the same in deferred installments;

          (c) None of such Accounts shall result from the sale or lease of any goods held by Company on consignment including, without limitation, goods held on consignment for Usborne Publishing Limited ("Usborne");

          (d) The Account Debtor is a Person (including a partnership of which all partners are residents of the continental United States of America) domiciled in, a resident of or duly organized under and in good standing pursuant to the laws of one of the states of the United States of America or the District of Columbia;

          (e) The Account Debtor has not ceased business, made an assignment for the benefit of creditors or attempted to make a composition with its creditors and no trustee, receiver, liquidator, conservator, custodian or like officer has been appointed to take custody, possession or control of the Account Debtor or any substantial portion of the assets in general of such Account Debtor. The Account Debtor has not become or been adjudged to be insolvent, requested or consented to the appointment of any receiver, trustee, custodian, liquidator or like officer or become subject to the control or supervision of any court or other governmental body or officer for the purpose of liquidating its assets, winding up its affairs or for the purpose of any financial reorganization, rehabilitation or other relief under any law or statute now or hereafter in force affording relief to debtors from their obligations;

          (f) Company has in its possession and under its control shipping tickets, bills of lading, invoices, delivery receipts and other written business records and memoranda sufficient to document and verify Company's accounts and the amount thereof and to enforce collection thereof;

          (g) The Account Debtor has neither attempted to return the goods, the sale of which created or gave rise to the Account, nor refused to accept the goods, nor attempted to revoke any acceptance thereof or requested any allowance in adjustment with respect to such goods, nor made partial payment on a specific invoice which is being disputed;

          (h) The Bank shall not have notified Company in writing that the Account or the Account Debtor is unsatisfactory for reasons deemed by the Bank in good faith to be valid reasons for rejecting such Account or Account Debtor;

          (i) The Account is not evidenced by any promissory note, trade acceptance, negotiable instrument or judgment and does not constitute Chattel Paper (as defined in Article 9 of the Oklahoma Uniform Commercial
     Code);

          (j) All claims required to be filed in any public office or with any public officer in connection with the Account have been duly filed with and accepted by the appropriate public office or officer;

          (k) The Account Debtor is neither a parent, Subsidiary nor a corporate affiliate of the Company nor a corporation, partnership or other entity controlled directly or indirectly by the Company or the Guarantors, nor a foreign country or alien corporation with whom the Company does export business;

          (l) The Account Debtor is neither a director, officer nor an employee of the Company or a member of the family of any director or officer of any of the Company or any proprietorship or partnership owned in whole or in part by any such director or officer of any of the Company or by any member of the family of any such person; and

          (m) The Account is not subject to the federal statutes prohibiting assignment of claims against the United States of America.

The above specifications with respect to the term "Eligible Account" are special specifications adopted for the purpose of determining the Borrowing Base and the designation of such specifications shall not be interpreted or implied to limit the security interest granted to the Bank to such Eligible Accounts.

     2.7 Eligible Inventory. For the purposes of computing the Borrowing Base, Eligible Inventory shall mean Inventory (as defined in Article 9 of the Oklahoma Uniform Commercial Code), including (without limitation) all educational books, kits, programs and supplies as well as all work in progress and finished goods of whatever nature or type owned by the Company and held for resale to its customers in the ordinary course of business, and (i) in which the Bank holds a first and prior perfected security interest and (ii) concerning which the Bank has not received any notice of a purchase money security interest claimed by any manufacturer, vendor or supplier of Company. The value assigned to each item of Inventory shall be the cost of such item of Inventory to the Company, exclusive of any transportation, handling or other charges incurred in acquiring such items, less a reasonable reserve for obsolescence. The Bank's receipt of any notice of a purchase money security interest (whether asserted pursuant to (S)9-312 of the Uniform Commercial Code or otherwise) shall automatically render all such inventory covered or purportedly covered thereby ineligible for inclusion in the Borrowing Base and the Bank shall have no obligation hereunder to advance funds against any of such Inventory or Accounts resulting from the sale thereof unless such asserted purchase money security interest therein is expressly subordinated to the Indebtedness as evidenced by the Revolving Credit Note.

                                 ARTICLE III
                                 -----------

                         CONDITIONS PRECEDENT TO LOANS
                         -----------------------------

     3.1 Conditions Precedent to Initial Revolving Credit Loan. The obligation of the Bank to make the initial Revolving Credit Loan is subject to the satisfaction of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein):

          (a) No Default. There shall exist no Event of Default or Default on the Closing Date.

          (b) Representations and Warranties. The representations, warranties and covenants set forth herein shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

          (c) Certificate. The Company shall have delivered to the Bank a Certificate, dated as of the Closing Date, and signed by the President and Secretary thereof certifying (i) to the matters covered by the conditions specified in subparagraphs (a) and (b) of this Section 3.1, (ii) that the Company has performed and complied with all agreements and conditions required to be performed or complied with by them prior to or on the Closing Date, (iii) to the name and signature of each officer of the Company authorized to execute and deliver this Agreement, the Security Agreement, the Notes and any other notes, certificates or writings and to borrow under this Agreement, and (iv) to such other matters in connection with this Agreement which the Bank shall determine to be advisable. The Bank may conclusively rely on such Certificate until it receives notice in writing to the contrary.

          (d) Proceedings. All corporate proceedings and resolutions of the Company taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Bank and its counsel; and the Bank shall have received certified copies of the Company's Articles of Incorporation, By-Laws and Certificate of Good Standing from the Company's state of incorporation. The Bank shall also have received copies of all documents, or other evidence which the Bank or its legal counsel may reasonably request in connection with said transactions, and copies of records and all corporate proceedings and resolutions in connection therewith, in form and substance satisfactory to the Bank and its legal counsel.

          (e) Loan Documents. The Company shall have delivered or caused to be delivered the Note, this Agreement, the Security Agreement, applicable financing statements and the other Loan Documents to the Bank dated as of the Closing Date, appropriately executed, with all blanks appropriately filled.

          (f) Key Man Life Insurance Policy. The Company shall have delivered to the Bank assignments of key man life insurance policy, designating the Bank as assignee of all proceeds thereof in the aggregate amount of $500,000 on the life of Randall White, which certificate of insurance and the assignment thereof shall be in form and substance satisfactory to the Bank and its legal counsel.

          (g) UCC Terminations and Other Information. The Bank shall have received acceptable UCC termination statements from Borrower's existing lenders claiming a security interest in any of the Collateral and such other information, documents and assurances as shall be reasonable requested by the Bank or its legal counsel or, only insofar as Usborne is concerned, an amendment Subordination Agreement between Usborne and the Bank dated as of May 9, 1991, is entered into satisfactory in form and content to the Bank and its legal counsel subordinating the asserted purchase money security interest of Usborne to the Bank's security interest in and liens against the Collateral securing the Indebtedness.

     3.2 Conditions Precedent to Additional Revolving Credit Loans. The Bank shall not be obligated to make any Revolving Credit Loan after the initial Revolving Credit Loan (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing; (ii) if any of the representations, warranties and covenants contained in this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date; or (iii) unless the Borrower shall have provided to the Bank a Revolving Loan Request duly executed by authorized officers and in proper form, establishing that the Borrowing Base will support the additional Revolving Credit Loan being requested and such other information as shall be requested by the Bank in support thereof, all in conformity with Section 2.3 hereof. Each request by the Borrower for a Revolving Credit Loan (whether initial or thereafter) shall constitute a continuing representation by the Borrower to the Bank that there is not at the time of such request an Event of Default or a Default, and that all representations, warranties and covenants in this Agreement are true and correct on and as of the date of each such Loan Request. From and after the Bank's receipt of notice of any claimed or asserted purchase money security interest in any of the Collateral (as hereinafter defined) pursuant to the applicable provisions of the Oklahoma Uniform Commercial Code by any vendor or supplier of the Company, the Bank shall have no further obligation hereunder to advance any Revolving Credit Loans to the Company and its lending commitment hereunder shall be automatically extinguished without any notice whatsoever to the Company.

                                   ARTICLE IV
                                   ----------

                             AFFIRMATIVE COVENANTS
                             ---------------------

     From the date hereof, and so long as this Agreement is in effect (by extension, amendment or otherwise) the Company covenants and agrees with the Bank and until payment in full of all Indebtedness and the performance of all other obligations of the Company, under this Agreement, unless the Bank shall otherwise consent in writing:

     4.1 Payment of Taxes and Claims. The Company will pay and discharge or cause to be paid and discharged all lawful Taxes imposed upon the income or profits of the Company or upon any property, real, personal or mixed, or upon any part thereof, belonging to the Company before the same shall be in default; provided, however, that the Company shall not be required to pay and discharge or to cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto; further, provided, that in each event the Company shall pay such Tax, charge or claim before any property subject thereto shall become subject to a execution or Lien.

     4.2 Maintenance of Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of the Company and its Subsidiaries and continue to conduct and operate the business of the Company and its Subsidiaries substantially as conducted and operated during the present. The Company will become and remain qualified to conduct business in each jurisdiction where the nature of the business or the ownership of property by the Company may require such qualification and shall remain in good standing with the Oklahoma Tax Commission and the Oklahoma Employment Security Commission.

     4.3 Insurance/Bonding. The Company will maintain adequate insurance coverage by reputable insurance companies or associations in such form and against such hazards as is customarily carried by companies in the same or similar businesses, including, without limitation, comprehensive general liability insurance, broad form property damage coverage, automotive liability insurance and worker's compensation insurance in amounts satisfactory to the Bank.

     4.4 Financial Statements, Reports and Field Audits. The Company shall maintain standard systems of accounting in accordance with GAAP, and the Company and its Parent shall furnish to the Bank, as soon as practicable after each calendar month, and in any event within forty-five (45) days thereafter, copies of:

          (i)  Balance sheets of the Company at the end of such month, and

          (ii) Statements of income and surplus of the Company for such month,

all in such reasonable detail as may be requested by the Bank and certified to be true and correct by the President or chief financial officer of the Company (such certification to be a part of the monthly borrowing base certification submitted by the Company).

     The Company shall also furnish to the Bank as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, financial statements for the Company and the annual audit thereof. Such financial statements shall be prepared by a reputable and independent firm of certified public accountants of recognized standing selected by the Company and acceptable to the Bank. Such firm shall issue a report and an unqualified opinion prepared in conformity with GAAP and otherwise satisfactory in form and content to the Bank.

     Bank shall be entitled to conduct field audits of the Company during each fiscal year, the cost of which shall be borne solely by the Bank.

     4.5  Monthly Account and Inventory Reports.   Within forty-five (45) days
of each calendar month end, the Company will deliver to the Bank schedules (certified to be true and correct by the President or chief financial officer of the Company as a part of the monthly borrowing base certification) showing, as of the close of business on the last Business Day of the immediately preceding calendar month (i) the name and current mailing address of the Company's Account Debtors and others with like obligations payable to the Company, (ii) the amounts due and owing to the Company from each Account Debtor thereof, (iii) "aging" of each Account dating from the date of first invoice and shown by categories, as follows:

               One day to and including thirty days,
               Thirty-one days to and including sixty days, Sixty-one days to and including ninety days, and Over ninety days,

(iv) any modification of the customary due date of any Account, (v) the amount of all obligations of the Company and to whom such obligations are owed (excluding obligations to the Bank), (vi) "aging" of each such obligation as set forth in (iii) above, and (vii) or modification of the due date of such obligations.

     Within forty-five (45) days of each calendar month end, the Company shall deliver to the Bank schedules of inventory (itemized pursuant to the Company's monthly statements) indicating the value at which such inventory is carried on the books and records of the Company as of the close of business on the last Business Day of the immediately preceding calendar month, which value shall be determined according to the perpetual method of inventory accounting and, additionally, the Company will promptly notify the Bank of any material reduction in the market value of any of such inventory. Such Monthly Account Reports and Monthly Inventory Reports described in this Section 4.5 are collectively referred to herein as the "Monthly Reports".

     The Company will not open or establish any office, storage yard, warehouse or other shipping or holding facility other than at Company's business address of 10302 East 55th Place in Tulsa, Oklahoma (except only for certain book binding operations in the State of Illinois) without obtaining the Bank's prior written consent and executing such additional or supplemental security agreements and/or financing statements as the Bank and its legal counsel deem necessary to perfect or more fully perfect its security interest therein. The Company represents to the Bank that all of its inventories are and will continue to be located at its current business location in Tulsa, Oklahoma as described above.

     4.6 Requested Information/Inspection. With reasonable promptness, the Company will give the Bank such other data and information as from time to time may be reasonably requested by the Bank. The Company will permit any representatives of the Bank to visit and inspect any of the properties of the Company, to examine all books of account, records, reports and other papers, to make copies and extracts thereof, and to discuss the Company's financial affairs and accounts with its officers at all such reasonable times and as often as may be reasonably requested to, among other things, enable the Bank to conduct field audits of the Company.

     4.7 Notice of Default. Immediately upon the happening of any condition or event which constitutes a Default or an Event of Default or any default or event of default under any other loan or financing or security agreement, the Company will give the Bank a written notice thereof specifying the nature and period of existence thereof and what action the Company is taking and propose to take with respect thereto.

     4.8 Notice of Litigation. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would materially impair the right of the Company or any of its Subsidiaries to carry on their respective businesses substantially as now conducted, or would materially and adversely affect Company's or any Subsidiary's condition (financial or otherwise), the Company will give the Bank a written notice specifying the nature thereof and what action the Company is taking and propose to take with respect thereto.

     4.9 Purposes. The Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan made hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     4.10 Maintenance of Employee Benefit Plans. The Company will maintain and cause each of its Subsidiaries to maintain, each employee benefit plan as to which it may have any liability or responsibility in compliance with the Employee's Retirement and Income Security Act, as amended from time to time ("ERISA") and all other Laws applicable thereto.

     4.11 Compliance with Fair Labor Standards Act. Company shall comply at all times will all minimum wage, overtime requirements and other statutory and regulatory provisions of the Fair Labor Standards Act, 29 U.S.C. (S) 206-207 ("FLSA") and shall promptly and fully pay all salaries, wages and other remuneration to its officers and employees covered by FLSA as they become due. Company shall comply with the provisions of FLSA in all respects including

(without limitation) FLSA (S)15(a)(1) in connection with introduction of any goods into interstate commerce and Company shall promptly notify the Bank in writing of any violation of or non-compliance with FLSA.

     4.12 Payment of Indebtedness and Accounts Payable. The Company hereby agrees to pay, when due and owing, all Indebtedness, whether or not evidenced by the Notes. Company also agrees to pay its accounts payable obligations and trade creditors and suppliers, including (without limitation) Usborne Publishing Limited ("Usborne"), in accordance with the terms of such account arrangements and, in any event, Company shall maintain its accounts with Usborne in such manner as to avoid the filing of any purchase money security interest by Usborne in any inventory sold thereby to Company unless fully and expressly subordinated to the Bank's security interest therein in form and content acceptable to the Bank and its legal counsel.

                                   ARTICLE V
                                   ---------

                               NEGATIVE COVENANTS
                               ------------------

     The Company covenants and agrees with the Bank that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Company under this Agreement, unless the Bank shall otherwise consent in writing:

     5.1 Limitation on Liens. The Company will not create or suffer to exist any Lien upon any of its accounts, inventories, equipment, instruments, documents, chattel paper or general intangibles (as those terms are defined in Article 9 of the Oklahoma Uniform Commercial Code) except (i) Liens in favor of the Bank, (ii) deposits to secure payment of workmen's compensation, unemployment insurance and other similar benefits and Liens for property taxes not yet due or (iii) liens existing on the date hereof as set forth on Exhibit C annexed hereto.

     5.2 Disposition of Assets. The Company will not sell, lease, transfer or otherwise dispose of assets unless such sale or disposition shall be in the ordinary course of business and for a full and fair consideration, except for assets which in the good faith judgment of the Company is no longer useful or of productive value or which may be advantageously surrendered, sold or otherwise disposed of by the Company without constituting or creating a Material Adverse Effect.

     5.3 Merger, Consolidation and Acquisition. Except for internal reorganization, merger or consolidation between or among the Company and its respective Subsidiaries only, the Company will not merge or consolidate with or into any other Person; or permit any other Person to consolidate with or merge into it or acquire all or substantially all of the assets or properties or capital stock of any other Person or adopt or effect any plan of reorganization, recapitalization, liquidation or dissolution.

     5.4 Articles of Incorporation and By-Laws. The Company will not amend, alter, modify or restate its Articles of Incorporation or By-Laws in any way which would in any manner constitute a Material Adverse Effect.

     5.5 Limitation on Other Indebtedness. During any fiscal year thereof the Company will not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness whether evidenced by a note, bond, debenture, letter of credit, lease financing or similar or other obligation in the aggregate in excess of $250,000 or accept any deposits or advances of any kind, except (i) trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of business and (ii) Indebtedness created pursuant to this Agreement.

     5.6 Dividends, Stock Redemptions and Stock Sales. The Company will not declare or pay or become obligated to declare or pay any dividends on, or apply or become obligated to apply any of its properties or assets to the purchase, redemption or other retirement of, or set apart any sum for the payment of any dividends on, for the purchase, redemption or retirement of, or make any other distribution, by reduction or retirement of, or make any other distribution, by reduction of capital or otherwise, in respect of, any shares of any class of capital stock of the Company.

     5.7 Loans to Affiliates, Subsidiaries or Insiders. The Company will not make, guarantee or endorse any loans (howsoever evidenced) to any of its respective corporate officers, directors or stockholders or to any of its respective corporate affiliates or Subsidiaries in excess of or in addition to such loans or indebtedness currently outstanding, which existing loans and indebtedness are described on Exhibit D annexed hereto.

     5.8 Net Capital Expenditures. Company will not, nor will Company permit any Subsidiary thereof to, make Net Capital Expenditures in any fiscal year commencing on or after March 1, 1995, in excess of $250,000 in the aggregate during such fiscal year.

     5.9 Current Ratio. Company will not at any time permit its Current Ratio (Current Liabilities shall include the Revolving Credit Loans) to be less than
1.5 to 1 until maturity hereof.

     5.10 Debt to Worth Ratio. Company will not at any time permit its Debt to Tangible Net Worth ratio to be greater than 1.3 to 1 through the maturity hereof.

     5.11 Contingent Liabilities; Advances. The Company will not, nor will it permit any Subsidiary, either directly or indirectly, to (i) guarantee, become surety for, discount, endorse, agree (contingently or otherwise) to purchase, repurchase or otherwise acquire or supply or advance funds in respect of, or otherwise become or be contingently liable upon the indebtedness, obligation or liability of any Person, (ii) guarantee the payment of any dividends or other distributions upon the stock of any corporation, (iii) discount or sell with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper; (iv) loan, agree to loan, or advance money to any Person in an aggregate amount of $25,000 or more at any time; or (v) enter into any agreement for the purchase or other acquisition of any goods, products, materials or supplies, or for the making of any shipments or for the payment of services, if in any such case payment therefor is to be made regardless of the non-delivery of such goods, products, materials or supplies or the non-furnishing of the transportation of services; provided, however that the foregoing shall not be applicable to endorsement of negotiable instruments presented to or deposited with a bank for collection or deposit in the ordinary course of business.

     5.12 Limitation on Investments. The Company will not, nor will it permit any Subsidiary to, make any investment in any Person, except for investments which consist of:

     (a) trade or customer accounts receivable for inventory sold or services rendered in the ordinary course of business;

     (b) obligations issued or guaranteed as to principal and interest by the United States of America and having a maturity of not more than one year from the date of acquisition;

     (c) certificates of deposit issued by the Bank or any other bank organized under the laws of the United States of America or any state thereof, the payment of which is insured by the Federal Deposit Insurance Corporation;

     (d)  repurchase agreements secured by any one or more of the foregoing; and

     (e) Investments existing on the date hereof which are described on Exhibit E attached hereto.

     5.13 Other Agreements. The Company will not, nor will it permit any Subsidiary to, enter into or permit to exist any agreement (i) which would cause an Event of Default or a Default hereunder; or (ii) which contains any provision which would be violated or breached by the performance of Company's obligations hereunder or under any of the other Loan Documents.

                                   ARTICLE VI
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     To induce the Bank to enter into this Agreement and to make the Loans to the Company under the provisions hereof, and in consideration thereof, the Company represents, warrants and covenants that:

     6.1 Organization and Qualification. The Company is duly organized and validly existing under and pursuant to the Laws of the State of Delaware and is in good standing thereunder. The Company is duly licensed and in good standing as a foreign corporation in Oklahoma and all other states in which the nature of the business transacted or the property owned is such as to require licensing or qualification as such. The Company is in good standing with the Oklahoma Tax Commission and the Oklahoma Employment Security Commission.

     6.2 Financial Statements. The financial statements of the Company heretofore furnished to the Bank are complete and correct and prepared in accordance with GAAP, and fairly present the financial condition of the Company as of the dates indicated and for the periods involved and show all of their material liabilities, direct and contingent. As of the date of the latest of those financial statements there were no contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial in amount in relation to the financial condition of the Company, except as referred to or reflected or provided for in the latest of said financial statements. Since the date of the latest of said financial statements, there has been no material adverse change in the business, condition or operations of the Company or any of its Subsidiaries.

     6.3 Corporate Authorization. The Board of Directors of the Company has duly and validly authorized the execution and delivery of this Agreement, the Note and the other Loan Documents and the performance of their respective terms. No consent of the respective stockholders of the Company is required as a prerequisite to the validity and enforceability of this Agreement, the Notes or any other Loan Document contemplated herein.

     6.4 Collateral Unencumbered. No financing statement or other writing is or shall be on file in any public filing or recording office covering (or purporting to create, confirm, establish or maintain any lien, security interest, purchase money security interest, conditional title, levy, attachment, consignment or other encumbrance upon) any property of the Company or that of any of its Subsidiaries which would constitute "Inventory," "Equipment," "Accounts," "Contract Rights", "Chattel Paper", "Instruments" or "General Intangibles" (as such terms are defined in Article 9 of the Oklahoma Uniform Commercial Code) or proceeds or products thereof, except those in favor of the Bank or Usborne (but only if and to the extent fully subordinated to the Bank's security interest).

     6.5 Litigation. There is no action, suit, investigation or proceedings pending or, to the knowledge of Company threatened against the Company or any properties or rights thereof before any Tribunal, which involves the possibility of any final judgment or liability which may result in any material adverse change in Company's business or its financial condition. The Company is not subject to any litigation, injunction, temporary restraining order or other order or decree issued by any court or Tribunal concerning the validity, legality or effectiveness of Company's proposed revolving line of credit with the Bank as contemplated hereby.

     6.6 Conflicting Agreements and Other Matters. Neither the Company nor any Subsidiary is in default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the Company nor any Subsidiary is a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Company to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to, the charter or By-Laws of the Company or any Subsidiary, any award of any arbitrator, or any agreement, instrument or Law to which the Company or any Subsidiary is subject.

     6.7 Purposes. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by the Bank, the Company will furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1, referred to in Regulation U, to the foregoing effect. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate any regulation of the Board of Governors of the Federal Reserve System (including Regulations G, T, U and X) or to violate any securities laws, state or federal, in each case as in effect now or as the same may hereafter be in effect.

     6.8 Compliance with Applicable Laws. The Company and each Subsidiary are in compliance with all Laws, ordinances, rules, regulations and other legal requirements applicable to them and the business conducted by them, the violation of which could or would have a material adverse effect on their business or condition, financial or otherwise. Neither the ownership of any capital stock of the Company or any of its Subsidiaries, nor any continued role of any Person in the management or other affairs of the Company or any of its Subsidiaries (i) results or could result in the Company's noncompliance with any Laws, ordinances, rules, regulations and other legal requirements applicable to the Company or its Subsidiaries, or (ii) could or would have a material adverse effect on the business or condition, financial or otherwise, of the Company and its Subsidiaries.

     6.9 Possession of Franchises and Licenses. The Company and each Subsidiary possess all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

     6.10 Leases. The Company and each Subsidiary enjoy peaceful and undisturbed possession of all leases necessary in any material respect for the operation of their respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets. All such leases are valid and subsisting and are in full force and effect.

     6.11 Taxes. The Company and each Subsidiary have filed all Federal, state and other income tax returns which are required to be filed and have paid all Taxes, as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due. All Tax liabilities of the Company and the Subsidiaries are adequately provided for on the books of the Company and the Subsidiaries, including interest and penalties. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid.

     6.12 Disclosure. Neither this Agreement nor any other Loan Document or writing furnished to the Bank by or on behalf of the Company in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially adversely affects or in the future may materially adversely affect the business, property, or assets, or financial condition of the Company or any Subsidiary which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Bank by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

     6.13 Subsidiaries. Exhibit G attached hereto states the name of each of the Subsidiaries, if any, its jurisdiction of incorporation, and the percentage of stock owned by the Company and each other Subsidiary if any.

     6.14 Investment Company Act Representation. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     6.15 ERISA. Since the effective date of Title IV of ERISA, no Reportable Event has occurred with respect to any Plan. For the purposes of this section the term "Reportable Event" shall mean an event described in Section 4043(b) of ERISA. For the purposes hereof the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of the Company or any Subsidiary, or of any member of a controlled group of corporations, as the term "controlled group of corporations" is defined in Section 1563 of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is a part. Each Plan established or maintained by the Company is in material compliance with the applicable provisions of ERISA, and the Company has filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Company has met all requirements with respect to funding Plans imposed by ERISA or the Code. Since the effective date of Title IV of ERISA there have not been any nor are there now existing any events or conditions that would permit any Plan to be terminated under circumstances which would cause the lien provided under Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary. The value of each Plan's benefits guaranteed under Title IV of ERISA on the date hereof does not exceed the value of such Plan's assets allocable to such benefits on the date hereof.

     6.16 Fiscal Year.  The fiscal year of the Company ends February 28.

                                  ARTICLE VII
                                  -----------

                    COLLATERAL AND SECURITY FOR INDEBTEDNESS
                    ----------------------------------------

     7.1 Creation of Continuing Security Interest. To secure the payment of all Indebtedness, howsoever and whensoever created hereunder, as and when the same shall become due and payable (whether by extension, renewal, acceleration or otherwise), the Company hereby grants, mortgages, pledges, hypothecates and assigns to the Bank a continuing and continuous first and prior security interest in and to all of the following (the "Collateral"):

          (a) All accounts (including contract rights) (as defined in Article 9 of the Oklahoma Uniform Commercial Code) now owned by the Company and which may be owned, held, created or acquired by the Company at any time hereafter until this Agreement shall be terminated (as provided herein) and thereafter until all Indebtedness shall be fully paid and discharged;

          (b) All inventory (as such term is defined in Article 9 of the Oklahoma Uniform Commercial Code) including, without limitation, all educational books, programs, kits and supplies and work in progress and goods in process now owned or created by Company and which may be owned, held, created or acquired by Company at any time hereafter until this Agreement shall be terminated (as provided herein) and thereafter until all Indebtedness shall be fully paid and discharged;

          (c) All books, records, ledgers, journals, delivery receipts, sales memoranda, shipping tickets, correspondence and other written records, data and memoranda of the Company relating to any and all of their respective present or future accounts, contract rights, and/or inventory;

          (d) All general intangibles, instruments, documents and chattel paper now owned or hereafter owned, acquired or created by Company;

          (e) All demand deposits, time deposits or certificates of deposit with the Bank including (without limitation) the Collection Account; and

          (f) All proceeds and products of all of the items and types of Collateral described above;

which security interests shall be more fully evidenced by that certain Restated Security Agreement and Assignment dated as of even date herewith (the "Security Agreement").

     7.2 Collection of Accounts. Until otherwise provided herein, the Company at its own expense, will diligently attempt to collect upon all sums due the Company upon its accounts and contract rights. Although the Bank does not contemplate immediate efforts on its part to effect direct collection of any such accounts, the Bank shall, however, upon the occurrence of a Default or an Event of Default, be entitled at any time and from time to time to make or attempt to make direct collection of any one or more or all accounts or contract rights of the Company, and the Company will from time to time and as often as requested by the Bank, promptly execute and deliver to the Bank one or more specific written assignments of any one or more accounts or contract rights the Bank may select or designate, assigning the same to the Bank. Such assignments shall be upon such form or forms the Bank may hereafter regularly employ for the purpose of evidencing the assignment to it, as collateral or security, of one or more specific accounts or contract rights. In each instance in which the Bank may elect hereunder to effect direct collection of any one or more accounts or contract rights of the Company, the Bank shall also be entitled to take possession of all books and records of the Company relating to such account(s) or contract right(s) and the Company will not in any manner take or suffer any action to be taken to hinder, delay or interfere with the Bank's attempts to effect collection.

     7.3 Lockbox Agreement. Upon five (5) days' prior written notice to the Company, the Bank shall have the right, at the Bank's sole option, to require that the Company proceed to immediately establish and maintain a special lock box account with the Bank ("Collection Account") for and on behalf of the Bank and Company shall execute all such agreements, signature cards, resolutions and other documents as is customary for the establishment of such an account with the Bank. The Company shall thereafter direct all Account Debtors thereof to remit all accounts payable to the Company to the Collection Account, concerning which the Company shall have no access or rights of withdrawal with respect to
such Collection Account.   Upon effecting such five (5) days' notice to the
Company, Bank will be authorized and empowered by the Company to notify any such Account Debtors of the lockbox arrangement and to verify the notification process utilized by the Company. All net collected funds in any Collection Account shall be applied by the Bank on Friday of each calendar week (or the next succeeding Business Day if Friday is a day other than a Business Day) to the indebtedness evidenced by the Note in the order as specified in Section 2.2 above and may be reborrowed by the Company pursuant to the provisions of this Agreement. The Bank shall be entitled and is hereby authorized by the Company to apply all such lockbox funds to the payment of accrued interest on the Note to the date of such payment and the balance, if any, in reduction of the outstanding principal balance of the Note. All funds on deposit in the Collection Account shall be continuously pledged to the Bank as security for all Indebtedness and shall constitute part of the Collateral described in Section
7.1 hereof. Notwithstanding the foregoing, the Bank is hereby absolved from all liability for failure to enforce collection of any such payments or collection of instruments of payment directed to the Collection Account, for failure to apply any proceeds in accordance with this Section 7.3, and from all other responsibility in connection therewith, except the responsibility to account to the Company for funds actually received.

     7.4 Additional Documents or Instruments. The Company will from time to time and as often as the Bank may request, execute and deliver to the Bank such financing statements, additional and supplemental security agreements and other reports, certificates, data and writings the Bank may request to evidence, perfect, more fully evidence or perfect or evaluate the Bank's continuing security interest in the collateral and security referred to herein.

                                 ARTICLE VIII
                                 ------------

                               EVENTS OF DEFAULT
                               -----------------

     8.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

          (a) The Company shall fail to pay any principal or interest upon the Note or any other note issued or purportedly issued hereunder or any other Indebtedness incurred or created or purportedly incurred or created hereunder or pursuant hereto within five (5) days after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or

          (b) The Company shall fail to duly observe, perform or comply with any covenant or agreement contained in this Agreement and such default or breach shall not have been cured or remedied the earlier of thirty (30) days after the Company shall know (or should have known) of its occurrence (except that such grace or curative periods shall neither be deemed applicable to the payment provisions hereof nor the default provisions of subparagraph (a) hereof); or

          (c) Any representation or warranty of the Company made herein or in any writing furnished in connection with or pursuant to this Agreement shall have been false or misleading in any material respect on the date when made; or

          (d) The Company shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit, the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its date of maturity; or

          (e) Any of the following: (i) Company or any of its Subsidiaries, shall make an assignment for the benefit of creditors, become insolvent or admit in writing their inability to pay their debts generally as they become due; or (ii) an order for relief under the United States Bankruptcy Code, as amended, shall be entered against a Company and shall remain in effect and unstayed for thirty (30) days; or (iii) Company or any Subsidiary shall petition or apply to any Tribunal for the appointment of a trustee, custodian, receiver or liquidator of Company or any Subsidiary or of any substantial part of the assets of Company or any Subsidiary or shall commence any proceedings relating to a Company or any Subsidiary under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any petition or application shall be filed, or any such proceedings shall be commenced, against Company or any Subsidiary and Company or any Subsidiary by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (v) any order, judgment or decree shall be entered in any proceedings against Company or any Subsidiary decreeing the dissolution of Company or Subsidiary and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any order, judgment or decree shall be entered in any proceedings against Company or any Subsidiary decreeing a split-up of Company or Subsidiary which requires the divestiture of a substantial part of the assets of Company or Subsidiary and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) any final judgment on the merits for the payment of money in excess of $10,000 shall be outstanding against Company or any Subsidiary, and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or (viii) any default by Company under any real property lease agreement to which Company is a party or by which it is bound that constitutes a Material Adverse Effect; or (ix) Company shall fail to make timely payment or deposit of any material amount of tax required to be withheld by

     Company and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of Company; or

          (f) Any material vacancies shall occur in the executive management of Company and the same shall not be filled with a replacement reasonably satisfactory to the Bank (in its good faith judgment) within thirty (30) days of the occurrence of such vacancy(ies); or

          (g) Any Reportable Event described in Section 6.14 hereof which the Bank determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Company by the Bank, or any such Plan shall be terminated, or a trustee shall be appointed by a United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan;

then, and in every such event, the Bank may declare the principal of and interest on all Indebtedness of the Company hereunder to be immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of any kind, all of which are hereby expressly waived by the Company.

     8.2 Interest After Default. All past due obligations or Indebtedness of the Company to the Bank, whether principal, interest, costs or expenses, shall bear interest at a variable annual rate equal from day to day to Chase Prime Rate plus four and one-half percentage points (4 1/2%) during such period of delinquency until paid, but not higher than the then applicable highest federal or state lawful rate (the "Default Rate").

     8.3 Remedies. If any one or more Events of Default shall occur and be continuing, the Bank may, without any period of grace, proceed to protect and enforce all or any of the rights with respect thereto contained in this Agreement or any other Loan Documents, or may proceed to enforce payment of Indebtedness due or enforce any other legal or equitable rights or exercise any other legal or equitable remedies, or cure or remedy any default by Company for the purpose of preserving its assets and properties. All rights, remedies or powers conferred upon the Bank shall be cumulative and not exclusive of any other rights, remedies or powers available. No delay or omission to exercise any right, remedy or power, shall impair any such right, remedy or power, or shall be construed to be a waiver of any Event of Default or an acquiescence therein. Any such right, remedy or power may by exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default. No single or partial exercise of any right, remedy or power shall preclude other or further exercise thereof. The Company covenant that if an Event of Default shall happen and be continuing they will pay costs of court and other out-of-pocket expenses and fees paid or incurred by the Bank in collecting the amounts due pursuant to this Agreement, including attorneys' fees, together with interest on amounts so expended from the respective dates of each expenditure at an annual rate equal to the Default Rate.

                                   ARTICLE IX
                                   ----------

                                 MISCELLANEOUS
                                 -------------

     9.1 Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be mailed, postage prepaid, to the respective addresses specified herein, or, as to either party, to such other address as may be designated by it by written notice to the other party. All notices, requests, consents and demands hereunder will be effective when mailed by certified or registered mail, postage prepaid, addressed as aforesaid.

     9.2 Place of Payment. All sums payable hereunder shall be paid at the Bank's principal banking office in Tulsa, Oklahoma, or at such other place as the Bank shall notify Company in writing, in immediately available funds constituting lawful currency of the United States of America. If any interest or principal falls due on other than a Business Day, then such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

     9.3 Waivers and Consents. Company may take any action prohibited in this Agreement, or omit to perform any act required herein to be performed by it, upon receipt by the Bank of the written request of Company, and receipt by Company of the subsequent written consent thereto by the Bank.

     9.4 Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of this Agreement and the other Loan Documents. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

     9.5 Parties in Interest. All covenants and agreements contained in this Agreement, the Note and the other Loan Documents shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

     9.6 Governing Law. This Agreement and all Loan Documents shall be deemed to have been made under the Laws of the State of Oklahoma and shall be construed and enforced in accordance with and governed by the Laws of the State of Oklahoma. Without excluding any other jurisdiction, the Company expressly agrees and stipulates that the courts of Oklahoma will have jurisdiction over all proceedings in connection herewith. The Company agrees that for purposes of enforcement of the Bank's rights and remedies pertaining to the Note and the other Loan Documents, venue and personal jurisdiction are proper in courts situated in Tulsa County, Oklahoma.

     9.7 Maximum Interest Rate. Regardless of any provision herein or in any of the Loan Documents, the Bank shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by then applicable federal or state Law, and, in the event the Bank shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to the reduction of principal; and, if the principal is paid in full, then any remaining excess shall forthwith be paid to the Company.

     9.8 Participations. The Company recognizes and acknowledges that the Bank reserves the right to sell concurrently herewith participating interests in the Note to one or more financial institutions (the "Participants") and to appoint an agent for the Bank and such Participants in order to administer the Loan Documents, advances and payments, the collateral and all other matters and/or obligations set forth herein or in the other Loan Documents contemplated hereby (the "Agent"). The Company shall thereafter supply the Participants with the same information and reports communicated to the Bank, whether written or oral. The Company hereby acknowledges that each Participant shall be deemed a holder of the Note to the extent of its participation, and the Company hereby waives its rights, if any, to offset amounts owing to the Company from the Bank against Participant's participation interest in the Note.

     9.9 Legal Fees/Expenses of Bank. The Company agrees to pay all expenses and costs incurred by the Bank, including, without limitation, the legal fees of counsel for the Bank in connection with the negotiation, preparation and closing of this transaction and any extension, renewal, amendment or refinancing thereof. The Company agrees that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether any sums are advanced to the Company by the Bank.

     9.10 Releases/Waivers. Upon full payment and satisfaction of the Loans evidenced by the Note and interest thereon together with any other obligations or duties hereunder, the parties hereto shall thereupon automatically each be fully, finally and forever released and discharged from any further claim, liability or obligation in connection with such Loans and all transactions relating thereto.

     9.11 Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

     9.12 Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

     9.13 Full Agreement. This Agreement and the other Loan Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

     9.14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     9.15 Waiver of Jury Trial. Company hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights hereunder or under the notes, the security agreement or any other instrument, document, agreement or amendment delivered (or which in the future may be delivered) in connection herewith or arising from any banking or lending relationship existing in connection herewith. Company agrees that any such action or proceeding shall be tried before a court and not before a jury.

     IN WITNESS WHEREOF, the parties hereto have caused this Restated Revolving Credit and Security Agreement to be duly executed and delivered in Tulsa, Oklahoma, as of the day and year first above written.


                         EDUCATIONAL DEVELOPMENT
                         CORPORATION, a Delaware corporation


                         By___________________________________
                            Randall White, President
                                        "Company"


                         STATE BANK & TRUST, N.A.

                         By_____________________________________________________
                           Dennis Colvard, Vice President

                                    "Bank"

                                   SCHEDULE I

                         (List of Pre-Approved Account
              Debtors re concentration limits per Section 2.6(a))


1.   Waldenbooks

2.   Barnes & Noble

3.   Discovery Toys

4.   Epcot Center

5.   Toys-R-Us

6.   Service Merchandise

The Accounts of the above listed account-debtors of Borrower shall not become ineligible solely by virtue of any portion thereof remaining unpaid for a period in excess of ninety (90) days to the extent such Account Debtors are complying with the agreed payment terms with Borrower. The Bank shall be provided with written notice of the agreed payment terms for each such pre-approved Account Debtor prior to inclusion of any such Accounts thereof in Borrower's Loan Request (Exhibit B) for borrowing base provisions.

                                   EXHIBIT C
                                   ---------


                                 Existing Liens


1.   Roselius Computer Corp. (assigned to The First National Bank of Midwest
     City) - Lease Agreement No. 12356 re computer, processing and printing equipment listed therein. Filing #603337 in Tulsa County, Oklahoma and #N04573 in Oklahoma County, Oklahoma.

2. Usborne Publishing Ltd. re consignment of present and future listed books - filing #598083 in Tulsa County, Oklahoma and filing #010740 and 021326 in Oklahoma County, Oklahoma.

                                   EXHIBIT D
                                   ---------


                      EDUCATIONAL DEVELOPMENT CORPORATION
                                Notes Receivable
                      Officers, Directors and Shareholders



                               September 18, 1994


                                      NONE

                                   EXHIBIT E


                                  Investments


                                      NONE

                                   EXHIBIT F


                                Existing Leases


1.   Commerical Lease and Deposit Receipt dated January 22, 1986 between James
     D. Dunn, as lessor, and the Company, as lessee, covering the premises located at 10302 East 55th Place, which lease expires on ________________.

2. Equipment Lease Agreement dated November 6, 1989 between Roselius Computer Corporation, as lessor, and the Company, as lessee, covering computer equipment, which lease has an initial term of 36 months.

                                   EXHIBIT G


                                  Subsidiaries


                                      NONE

                                   EXHIBIT A
                                   ---------

                             REVOLVING CREDIT NOTE
                             ---------------------

$6,000,000                                                     Tulsa, Oklahoma
                                                            September 18, 1995

     FOR VALUE RECEIVED, the undersigned (the "Maker") promises to pay to the order of STATE BANK & TRUST, N.A. (the "Payee"), at the Payee's main banking office in Tulsa, Oklahoma, the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000), or so much thereof as shall have been advanced by Payee to Maker and remains unpaid, on June 30, 1996, together with interest thereon from the date funds are initially advanced hereon on the unpaid balances of principal from time to time outstanding, at the variable annual rate of interest hereinafter specified, which interest is payable in monthly installments due and payable on the last day of each calendar month commencing September 30, 1995, and at final maturity on June 30, 1996.

     The rate of interest payable upon the indebtedness evidenced by this note shall be a variable annual rate of interest equal from day to day to Prime Rate of interest, as hereinafter defined, plus one-half of one percentage point (.050%). Prime Rate of interest shall be effective with respect to this note as of the date upon which any change in such rate of interest shall occur.
Interest shall be computed on the basis of a year of 360 days but assessed only for the actual number of days elapsed.

     For the purposes of this note Prime Rate shall mean, as of the date upon which such rate of interest is to be determined, the prime rate of interest published in the Money Rates column of the Wall Street Journal (Southwest Edition) or a similar rate as determined by Payee if such rate ceases to be published.

     All parties (maker, endorsers, sureties, guarantors and all others now or hereafter liable for payment of the indebtedness evidenced by this note) waive presentment and diligence in collection and agree that without notice to, and without discharging the liability of any party, this note may be extended or renewed from time to time and for any term or terms by agreement between the holder of this note and any of such parties and all parties shall remain liable on each such extension or renewal.

     If the principal or any installment of interest due upon this note is not paid as and when the same becomes due and payable (whether by extension, acceleration or otherwise), or any party now or hereafter liable (directly or indirectly) for payment of this note makes an assignment for benefit of creditors, becomes insolvent, has an order for relief under the United States Bankruptcy Code, as amended, entered against it, or any receiver, trustee, custodian or like officer is appointed to take custody, possession or control of any property of any such party, the holder hereof may, without notice, declare all of the unpaid balance hereof to be immediately due and payable. Such right of acceleration is cumulative and in addition to any other right or rights of acceleration under the Restated Credit and Security Agreement between the Maker and the Payee dated as of even date herewith (the "Credit Agreement") and any other writing now or hereafter evidencing or securing payment of any of the indebtedness evidenced hereby. After maturity, whether by acceleration, extension or otherwise, this note shall bear interest at a variable annual rate equal to Prime Rate plus four and one-half percentage points (4.5%). Maker and all other parties liable hereon shall pay all reasonable attorney fees and all court costs and other costs and expenses of collection incurred by the holder hereof.

     This is the Revolving Credit Note defined in the Credit Agreement. Reference is made to the Credit Agreement and to the Security Agreement and Assignment dated January 18, 1990, as amended and restated from time to time, including that certain Restated Security Agreement

Revolving Credit Note
Page Two


and Assignment dated as of even date herewith, for the provisions with respect to acceleration, description of collateral securing payment of the indebtedness evidenced hereby, rights and remedies in respect thereof and other matters. This note is executed and delivered to the order of the Payee in Tulsa, Oklahoma, by the undersigned duly authorized corporate officer of the Maker pursuant to all necessary corporate action and shall be governed by and construed in accordance with the laws of the State of Oklahoma.

                                 EDUCATIONAL DEVELOPMENT
                                 CORPORATION


                                 By_____________________________________________
                                    Randall White, President

                                             "Maker"



Due: June 30, 1996

                                   EXHIBIT B
                                   ---------

                        LOAN REQUEST, CERTIFICATION AND
                        CONFIRMATORY SECURITY AGREEMENT
                        -------------------------------
                                                      ________________, 19___
STATE BANK & TRUST, N.A.
4500 South Garnett
Tulsa, Oklahoma 74146

Gentlemen:

    Pursuant to the provisions of the Restated Credit and Security Agreement dated as of September 18, 1995 (the "Credit Agreement"), the undersigned "Company" hereby (i) confirms and ratifies your continuing first and prior security interest in and to all of its present and future accounts, contract rights, general intangibles, inventory, instruments, documents and chattel paper (including proceeds and products thereof) described or referred to in the Credit Agreement; (ii) applies to you for a loan in the amount shown hereinbelow; (iii) certifies that no Event of Default or Default under the Credit Agreement has occurred and is continuing as of the date hereof or exists or would continue to exist but for the lapse of time or notice, or both; (iv) represents and warrants to you that the representations, covenants and warranties set forth or referred to in the Credit Agreement are true and correct on and as of this date and that Company has been in strict and continuing compliance with the borrowing base provisions of the Credit Agreement since the date of the last Loan Request submitted to you; (v) certifies to you the accuracy of the following information concerning the Borrowing Base of the Company; (vi) and further certifies to you the accuracy and completeness of the financial reports and Monthly Reports annexed hereto as required by Sections 4.4 and 4.5 of the Credit Agreement:

    1.  Total Company Accounts per last certificate    $______________
    2.  Plus:  New Invoices generated by Companies     $______________
    3.  Less:  Collections and Credit Memos            $______________
    4.  Total Company Accounts as of _______________                      $______________
    5.  Less:
        (a)    Invoices over 90 days past due          $______________
        (b)    COD Invoices                            $______________
        (c)    Contra Accounts                         $______________
        (d)    Freight Invoices/Late Charges           $______________
        (e)    Foreign Accounts                        $______________
        (f)    Due From Affiliates/Officers, Employees $______________
        (g)    Other Ineligibles                       $______________
               (Specify)  __________________________
        (h)    Total Ineligibles (Sum of a thru g)                        $______________
    6.  Eligible Accounts (Line 4 less Line 5 h)                          $______________
    7.  Account Borrowing Base (Line 6 x .65)                             $______________
    8.  Total Eligible Inventories                                        $______________
    9.  Inventory Borrowing Base (Line 8 x .35)                           $______________
   10.  Borrowing Base (Line 7 plus Line 9)            $______________
   11.  Revolving Loan Balance                                            $______________

   12.  Plus:  Advance requested                                          $______________
        OR
   13.  Less:  Additional Payment                                         $______________
   14.  New Aggregate Revolving Credit Loan Balance                       $______________
        (Line 11 plus Line 12 or less Line 13,
        but not to exceed the lesser of Line 10                           $_____________
        or $6,000,000 per (S) 2.4 of the Credit Agreement)

                                         EDUCATIONAL DEVELOPMENT
                                         CORPORATION

                                         By____________________________________
                                                                        (Title)
                                               "Company"